Total number of pages:  ____
Exhibit Index located on page ____                         Registration No. ____

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                     POST-EFFECTIVE AMENDMENT TO FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                         FULTON FINANCIAL CORPORATION
              --------------------------------------------------
              (Exact name of registrant as specified in charter)

        Pennsylvania                                   23 - 2195389
-------------------------------             --------------------------------
(State or other jurisdiction of             (I.R.S. employer identification
incorporation or organization)               number)


                                One Penn Square
                                 P.0. Box 4887
                         Lancaster, Pennsylvania 17604
                                (717) 291-2411
             ---------------------------------------------------------
             (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Rufus A. Fulton, Jr.                     Copy to:
President and Chief Executive
  Officer
Fulton Financial Corporation             Nancy Mayer Hughes, Esquire
One Penn Square                          Barley, Snyder, Senft & Cohen, LLP
P.O. Box 4887                            126 East King Street
Lancaster, Pennsylvania  17604           Lancaster, Pennsylvania 17602-2893
(717) 291-2411                           (717) 299-5201
--------------------------------------------------------------------------------
(Name, address including zip code, and telephone number, including area code, of agent for service)

         Approximate date of commencement of proposed sale to public:
            As soon as practicable after the effective date of this
                      Amendment to Registration Statement

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[X]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[]
                                                         --------------

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[]
                                  ---------------

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[]


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                      Proposed               Proposed
       Title of                                        maximum                maximum
     Shares to be            Amount to be             aggregate              aggregate              Amount of
      registered              registered           price per unit*        offering price*       registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $2.50            1,000,000               $25.50               $25,500,000             $7,727.27
par value
====================================================================================================================

*Determined, in accordance with Rule 457(c), upon the basis of the average of the high and low prices of the $2.50 par value common stock of the registrant as reported on the NASDAQ National Market System as of May 5, 1997.

                        CROSS REFERENCE SHEET PURSUANT
                         TO ITEM 501 OF REGULATION S-K
                         -----------------------------


ITEM OF FORM S-3                            LOCATION IN PROSPECTUS
----------------                            ----------------------
1.  Forepart of the Registration            Facing Page of the Registration
    Statement and Outside Front             Statement and Outside Front
    Cover Page of Prospectus                Cover Page of Prospectus

2.  Inside Front and Outside Back           AVAILABLE INFORMATION; INCORPORATION
    Cover Pages of Prospectus               OF CERTAIN DOCUMENTS BY REFERENCE;
                                            TABLE OF CONTENTS

3.  Summary Information, Risk               INFORMATION CONCERNING FULTON
    Factors, and Ratio of                   FINANCIAL CORPORATION AND
    Earnings to Fixed Charges               DESCRIPTION OF FFC COMMON STOCK

4.  Use of Proceeds                         USE OF PROCEEDS

5.  Determination of Offering Price         Not Applicable

6.  Dilution                                Not Applicable

7.  Selling Security Holders                Not Applicable

8.  Plan of Distribution                    DIVIDEND REINVESTMENT AND STOCK
                                            PURCHASE PLAN

9.  Description of Securities to            INFORMATION CONCERNING FULTON
    Registered                              FINANCIAL CORPORATION AND
                                            DESCRIPTION OF FFC COMMON STOCK

10. Interests of Named Experts              EXPERTS; LEGAL OPINIONS
    and Counsel

11. Material Changes                        Not Applicable

12. Incorporation of Certain                INCORPORATION OF CERTAIN
    Information by Reference                DOCUMENTS BY REFERENCE

13. Disclosure of Commission Position       INFORMATION CONCERNING FULTON
    on Indemnification for                  FINANCIAL CORPORATION AND
    Securities Act Liabilities              DESCRIPTION OF FFC COMMON STOCK

                                  PROSPECTUS
                                  ----------

                         FULTON FINANCIAL CORPORATION
                                One Penn Square
                                P. 0. Box 4887
                         Lancaster, Pennsylvania 17604
                                (717) 291-2411

                               -----------------

                       1,000,000 Shares of Common Stock

                                $2.50 Par Value

                               -----------------

         This Prospectus relates to an additional 1,000,000 shares of the $2.50 par value common stock of Fulton Financial Corporation to be issued under the Fulton Financial Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan") which was adopted by the Board of Directors of Fulton Financial Corporation on October 16, 1990. The Plan provides shareholders of Fulton Financial Corporation with a convenient and economical method of investing cash dividends and optional cash payments in additional shares of the common stock of Fulton Financial Corporation.

         No person has been authorized to give any information or to make any representation not contained in this Prospectus, and if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or solicitation of an offer to purchase any of the securities to which this Prospectus relates, in any jurisdiction, to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither delivery of this Prospectus nor any distribution of the securities to which this Prospectus relates shall, under any circumstances, create any implication that the information contained herein is correct at any time subsequent to the date hereof.

         This Prospectus does not cover resales of shares issued under the Plan to affiliates of Fulton Financial Corporation in connection with the Plan. No such person is authorized to make use of this Prospectus in connection with any such resale.

                 ---------------------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 ---------------------------------------------



                  The date of this Prospectus is May 2, 1997.

                             AVAILABLE INFORMATION

         Fulton Financial Corporation ("FFC") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith FFC files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such periodic reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Judicial Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and also at the Regional Offices of the SEC located at Seven World Trade Center, Suite 1300, New York, New York 10048; Curtis Center, 601 Walnut Street, Suite 1005E, Philadelphia, Pennsylvania 19106; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained, at prescribed rates, by delivering a request to the Public Reference Section of the SEC at Judicial Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a web site (http://www.sec.gov.) that contains periodic reports, proxy and information statements and other information regarding companies which are subject to the reporting requirements of the 1934 Act. FFC Common Stock is listed on the NASDAQ Stock Market and material as to FFC can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

         Fulton Financial Corporation has filed with the Commission a Post-Effective Amendment to the Registration Statement No. 33-37835 on Form S-3 (the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933. The Registration Statement includes additional information which has been omitted from the Prospectus pursuant to the rules and regulations of the Commission. The information so omitted may be obtained from the Commission as described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are incorporated in this Prospectus by reference:

             1. Fulton Financial Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

             2. Fulton Financial Corporation Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

             3. Fulton Financial Corporation Current Reports on Form 8-K dated March 7, 1997 and March 31, 1997.

             4. All documents filed by Fulton Financial Corporation subsequent to the date hereof pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Fulton Financial Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated herein by reference. Such requests, in writing or by telephone, should be directed to William R. Colmery, Secretary, Fulton Financial Corporation, One Penn Square, P. 0. Box 4887, Lancaster, Pennsylvania 17604, telephone (717) 291-2411.

                                  PROSPECTUS
                                  ----------

                         FULTON FINANCIAL CORPORATION
                                One Penn Square
                                P. O. Box 4887
                         Lancaster, Pennsylvania 17604
                                (717) 291-2411


                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----

INFORMATION CONCERNING FULTON FINANCIAL CORPORATION
 AND DESCRIPTION OF FFC COMMON STOCK ..............................    1

         General ..................................................    1
         General Description of FFC Common Stock ..................    2
         Dividends ................................................    2
         Securities Laws ..........................................    3
         Antitakeover Provisions ..................................    3
         Indemnification ..........................................    5

FULTON FINANCIAL CORPORATION
DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN .....................    6

         Purpose ..................................................    6
         Advantages ...............................................    6
         Administration ...........................................    6
         Participation ............................................    7
         Optional Cash Payments ...................................    7
         Purchases ................................................    8
         Reports to Participants ..................................    9
         Voting Rights ............................................    9
         Federal Income Tax Information ...........................    9
         Withdrawal of Shares from Plan Accounts ..................   10
         Termination of Participation .............................   11
         Certificates for Shares ..................................   11
         Other Information ........................................   12

USE OF PROCEEDS ...................................................   12

EXPERTS ...........................................................   13

LEGAL OPINIONS ....................................................   13

               INFORMATION CONCERNING FULTON FINANCIAL CORPORATION
                       AND DESCRIPTION OF FFC COMMON STOCK

General
-------

         Fulton Financial Corporation ("FFC") is a Pennsylvania business corporation and a registered bank holding company with its headquarters in Lancaster, Pennsylvania. As a bank holding company, FFC engages in a general commercial and retail banking and trust business, and also in related financial businesses, through its bank and nonbank subsidiaries. FFC's subsidiary banks currently operate eighty-five banking offices in Pennsylvania, fifteen banking offices in Maryland, seven banking offices in Delaware, and ten banking offices in New Jersey. As of December 31, 1996, FFC had consolidated total assets of approximately $3.7 billion.

         The principal assets of FFC are the following ten wholly-owned bank subsidiaries, each of which is insured by the FDIC: (i) Fulton Bank ("Fulton"), a Pennsylvania bank and trust company which is not a member of the Federal Reserve System, (ii) Farmers Trust Bank ("Farmers Trust"), a Pennsylvania bank and trust company which is a member of the Federal Reserve System, (iii) Swineford National Bank ("Swineford"), a national banking association which is a member of the Federal Reserve System, (iv) Lafayette Bank ("Lafayette"), a Pennsylvania bank and trust company which is not a member of the Federal Reserve System, (v) FNB Bank, National Association ("FNB"), a national banking association which is a member of the Federal Reserve System, (vi) Great Valley Savings Bank ("Great Valley"), a Pennsylvania-chartered savings bank which is not a member of the Federal Reserve System, (vii) Hagerstown Trust Company ("Hagerstown"), a Maryland trust company which is not a member of the Federal Reserve System, (viii) Delaware National Bank ("Delaware National"), a national banking association which is a member of the Federal Reserve System, (ix) The Bank of Gloucester County ("Gloucester"), a New Jersey bank which is not a member of the Federal Reserve System, and (x) The Woodstown National Bank & Trust Company ("Woodstown"), a national banking association which is a member of the Federal Reserve System.

         In addition, FFC has the following wholly-owned direct nonbank subsidiaries: (i) Fulton Financial Realty Company, which holds title to or leases certain properties on which Fulton and Farmers Trust maintain branch offices or other facilities; (ii) Fulton Life Insurance Company, which engages in the business of reinsuring credit life, accident and health insurance that is directly related to extensions of credit by certain of FFC's bank subsidiaries; and (iii) Central Pennsylvania Financial Corp., which owns certain non-banking subsidiaries holding interests in real estate and (iv) FFC Management, Inc., which owns certain securities.

         As a registered bank holding company, FFC is subject to regulation under the federal Bank Holding Company Act of 1956, as amended, and the rules adopted by the Board of Governors of the Federal Reserve System ("Federal Reserve Board") thereunder. Under applicable Federal Reserve Board policies, a bank holding company such as FFC is expected to act as a source of financial strength for each of its subsidiary banks and to commit resources to support each subsidiary bank in circumstances when it might not do so absent such a policy. Any capital loans made by a bank holding company to any of its subsidiary banks would be subordinate in right of payment to the claims of depositors and certain other creditors of such subsidiary banks.

         The principal executive offices of FFC are located at One Penn Square,
P.0. Box 4887, Lancaster, Pennsylvania 17604, and its telephone number is (717) 291-2411.

General Description of FFC Common Stock
---------------------------------------

         The authorized capital of FFC consists exclusively of 200 million shares of Common Stock, par value $2.50 per share, and 10 million shares of preferred stock without par value. As of March 13, 1997, there were issued and outstanding 35,973,617 shares of FFC Common Stock, which shares were held by 11,703 owners of record, and there were 2,426,906 shares issuable upon the exercise of options. No shares of preferred stock have been issued by FFC. FFC Common Stock is listed for quotation on the over-the-counter NASDAQ National Market under the symbol "FULT."

         The holders of FFC Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders and may not cumulate their votes for the election of directors. Each share of FFC Common Stock is entitled to participate on an equal pro rata basis in dividends and other distributions. The holders of FFC Common Stock do not have preemptive rights to subscribe for additional shares that may be issued by FFC, and no share is entitled in any manner to any preference over any other share. The shares of FFC Common Stock to be issued to the shareholders of PBE pursuant to the Merger will be fully paid and non-assessable and the holders thereof will not be subject to call or assessment under Pennsylvania law. Fulton Bank serves as the transfer agent for FFC.

Dividends
---------

         The holders of FFC Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. FFC has in the past paid quarterly cash dividends to its shareholders on or about the 15th day of January, April, July and October of each year.

         The ability of FFC to pay dividends to its shareholders is dependent primarily upon the earnings and financial condition of Fulton, Farmers Trust, Swineford, Lafayette, FNB, Great Valley, Hagerstown, Delaware National, Gloucester, and Woodstown. Funds for the payment of dividends on FFC Common Stock are expected for the foreseeable future to be obtained primarily from dividends paid to FFC by these ten bank subsidiaries, which dividends are subject to certain statutory limitations.

         Under applicable state and federal laws, the dividends that may be paid by the bank subsidiaries of FFC without prior regulatory approval are subject to certain prescribed limitations. As state banks chartered under the Pennsylvania Banking Code of 1965, as amended, Fulton, Farmers Trust, Lafayette and Great Valley may pay dividends only out of accumulated net earnings and may not declare or pay any dividend requiring a reduction of the statutorily required surplus of the institution. In the case of national banks such as Swineford, FNB, Delaware National and Woodstown, the approval of the Office of the Comptroller of the Currency ("OCC") is required under federal law if the total of all dividends declared during any calendar year would exceed the net profits (as defined) of the bank for the year, combined with its retained net profits (as defined) for the two preceding calendar years. As a commercial bank organized under the laws of the state of Maryland, Hagerstown may only declare a cash dividend from its undivided profits or (with the prior approval of the Maryland Bank Commissioner) from its surplus in excess of 100% of its required capital stock, in each case after providing for due or accrued expenses, losses, interest and taxes. In addition, if Hagerstown's surplus becomes less than 100% of its required capital stock, Hagerstown may not declare or pay any cash dividends that exceed 90% of its net earnings until its surplus becomes 100% of its required capital stock. As a New Jersey bank, Gloucester may not declare or pay any dividend which would impair its capital stock or reduce its surplus to a level of less than 50% of its capital stock or if the surplus is currently less than 50% of the capital stock, the payment of such dividends would not reduce the surplus of the bank. In addition to the foregoing statutory restrictions on dividends, the Pennsylvania Department of Banking (with respect to all Pennsylvania state-chartered banks), the FDIC (with respect to Pennsylvania state-chartered banks that are not members of the Federal Reserve System, such as Fulton, Lafayette and Great Valley), the FRB (with respect to Pennsylvania state-chartered banks that are members of the Federal Reserve System, such as Farmers Trust), and the OCC (with respect to national banks such as Swineford, FNB and Delaware National), also have adopted minimum capital standards and have broad authority to prohibit a bank from engaging in unsafe or unsound banking practices. The payment of a dividend by a bank could, depending upon the financial condition of the bank involved and other factors, be deemed to impair its capital or to be such an unsafe or unsound practice.

Securities Laws
---------------

         FFC, as a business corporation, is subject to the registration and prospectus delivery requirements of the 1933 Act and is also subject to similar requirements under state securities laws. FFC Common Stock is registered with the SEC under Section 12(g) of the 1934 Act, and FFC is subject to the periodic reporting, proxy solicitation and insider trading requirements of the 1934 Act. The executive officers, directors and ten percent shareholders of FFC are subject to certain restrictions affecting their right to sell shares of FFC Common Stock owned beneficially by them. Specifically, each such person is subject to the beneficial ownership reporting requirements and to the short-swing profit recapture provisions of Section 16 of the 1934 Act and may sell shares of FFC Common Stock only: (i) in compliance with the provisions of SEC Rule 144, (ii) in compliance with the provisions of another applicable exemption from the registration requirements of the 1933 Act, or (iii) pursuant to an effective registration statement filed with the SEC under the 1933 Act.

Antitakeover Provisions
-----------------------

         The Articles of Incorporation and Bylaws of FFC include certain provisions which may be considered to be "antitakeover" in nature, because they may have the effect of discouraging or making more difficult the acquisition of control over FFC by means of a hostile tender offer, exchange offer, proxy contest or similar transaction. These provisions are intended to protect the shareholders of FFC by providing a measure of assurance that FFC's shareholders will be treated fairly in the event of an unsolicited takeover bid and by preventing a successful takeover bidder from exercising its voting control to the detriment of the other shareholders. However, the antitakeover provisions set forth in the Articles of Incorporation and Bylaws of FFC, taken as a whole, may discourage a hostile tender offer, exchange offer, proxy solicitation or similar transaction relating to FFC Common Stock. To the extent that these provisions actually discourage such a transaction, holders of FFC Common Stock may not have an opportunity to dispose of part or all of their stock at a higher price than that prevailing in the market. In addition, these provisions make it more difficult to remove, and thereby may serve to entrench, incumbent directors and officers of FFC, even if their removal would be regarded by some shareholders as desirable.

         The provisions in the Articles of Incorporation of FFC which may be considered to be "antitakeover" in nature include the following: (i) a provision that provides for substantial amounts of authorized but unissued capital stock, including a class of preferred stock whose rights and privileges may be determined prior to issuance by FFC's Board of Directors, (ii) a provision that does not permit shareholders to cumulate their votes for the election of directors, (iii) a provision that requires a greater than majority shareholder vote in order to approve certain business combinations and other extraordinary corporate transactions, (iv) a provision that establishes criteria to be applied by the Board of Directors in evaluating an acquisition proposal,
(v) a provision that requires a greater than majority shareholder vote in order for the shareholders to remove a director from office without cause, (vi) a provision that prohibits the taking of any action by the shareholders without a meeting and eliminates the right of shareholders to call a annual meeting, (vii) a provision that limits the right of the shareholders to amend the Bylaws, and
(viii) a provision that requires, under certain circumstances, a greater than majority shareholder vote in order to amend the Articles of Incorporation.

         The provisions of the Bylaws of FFC which may be considered to be "antitakeover" in nature include the following: (i) a provision that limits the permissible number of directors, (ii) a provision that establishes a Board of Directors divided into three classes, with members of each class elected for a three-year term that is staggered with the terms of the members of the other two classes, and (iii) a provision that requires advance written notice as a precondition to the nomination of any person for election to the Board of Directors, other than in the case of nominations made by existing management.

         As a Pennsylvania business corporation and a corporation registered under the Securities Exchange Act of 1934, FFC is subject to, and may take advantage of the protections of, the antitakeover provisions of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"). These antitakeover provisions, which are designed to discourage the acquisition of control over a targeted Pennsylvania business corporation, include: (i) a provision whereby the directors of the corporation, in determining what is in the best interests of the corporation, may consider factors other than the economic interests of the shareholders, such as the effect of any action upon other constituencies, including employees, suppliers, customers, creditors and the community in which the corporation is located; (ii) a provision that permits shareholders to demand that a controlling person pay to them the fair value of their shares in cash upon a change in control; (iii) a provision that restricts certain business combinations unless there is prior approval by the directors or a supermajority of the shareholders; (iv) a provision permitting a corporation to adopt a shareholders rights plan; (v) a provision denying the right to vote to a person who acquires a specified percentage of stock ownership ("control shares") unless those voting rights are restored by a vote of disinterested shareholders; and
(vi) a provision requiring a person who acquires control shares to disgorge to the corporation all profits from the sale of equity securities within eighteen months thereafter. Corporations may elect to "opt out" of any or all of these antitakeover provisions of the BCL. FFC has not elected to opt out of any of the protections provided by the antitakeover statutes.

         On June 20, 1989, FFC adopted a Shareholder Rights Plan (the "Rights Plan"). The Rights Plan is intended to discourage unfair or financially inadequate takeover proposals and abusive takeover practices and to encourage third parties who may in the future be interested in acquiring FFC to negotiate with FFC's Board of Directors. The Rights Plan may have the effect of discouraging or making more difficult the acquisition of FFC by means of a hostile tender offer, exchange offer or similar transaction. The Rights Plan is similar to shareholder rights plans which have been adopted by many other bank holding companies and business corporations and contains "flip-in" and "flip-over" provisions which are typically included in plans of this kind. Each share of FFC Common Stock to be issued in connection with the Merger will be accompanied by one right issued pursuant to the terms of the Rights Plan, which right will initially, and until it becomes exercisable, trade with and be represented by the FFC Common Stock certificates to be received by the shareholders of PBE.

         The management of FFC does not presently contemplate recommending to the shareholders the adoption of any additional antitakeover provisions.

Indemnification
---------------

         The Bylaws of FFC provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania, provided that the person seeking indemnification acted in good faith, in a manner he or she reasonably believed to be in the best interests of FFC, and without willful misconduct or recklessness. FFC has purchased insurance to indemnify its directors, officers, employees and agents under certain circumstances.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling FFC pursuant to the foregoing provisions of FFC's Bylaws, FFC has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                         FULTON FINANCIAL CORPORATION
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


         The following is a question and answer statement of the provisions of the Fulton Financial Corporation Dividend Reinvestment and Stock Purchase Plan (the Plan).

Purpose
-------

1.       What is the purpose of the Plan?

         The purpose of the Plan is to provide shareholders of the $2.50 par value common stock of Fulton Financial Corporation with a convenient and economical method of investing cash dividends and optional cash payments in additional shares of Fulton Financial Corporation common stock. To the extent that the shares are purchased directly from Fulton Financial Corporation under the Plan, Fulton Financial Corporation will receive additional funds for its general corporate purposes.

Advantages
----------

2.       What are the advantages of the Plan?

         Participation in the Plan offers a number of advantages:

         a. The Plan provides shareholders of Fulton Financial Corporation with the opportunity to reinvest their dividends automatically in additional shares of common stock.

         b. Participants' funds will be fully utilized through the crediting of fractional shares to their accounts under the Plan.

         c. Participants may acquire additional shares of Fulton Financial Corporation common stock by making optional cash payments.

         d. Participants will receive periodic statements of all transactions for their accounts under the Plan.

Administration
--------------

3.       Who administers the Plan for participants?

         Fulton Bank, a wholly owned subsidiary of Fulton Financial Corporation, will administer the Plan as agent for the participants, and in such capacity will send periodic statements of account to participants and perform other administrative duties relating to the Plan. Shares purchased for a participant under the Plan will be held by Fulton Bank and registered in the name of Fulton Bank or its nominee.

         Any notices, questions or other communications relating to the Plan should include the participant's account number and should be addressed to:

                  Fulton Bank
                  Attention: Dividend Reinvestment Department
                  P.O. Box 3215
                  Lancaster, PA  17604

Participants who have questions regarding the Plan may also contact Fulton Bank by telephoning (717) 291-2546.

Participation
-------------

4.       Who is eligible to participate in the Plan?

         All record holders of common stock of Fulton Financial Corporation are eligible to participate in the Plan; however, Fulton Financial Corporation reserves the right to deny participation to a shareholder who resides in a state which requires registration, qualification or exemption of the common stock to be issued under the Plan or registration or qualification of Fulton Financial Corporation or any of its officers or employees as a broker, dealer, salesman or agent, if such registration, qualification or exemption would be unduly burdensome or expensive for Fulton Financial Corporation. Beneficial owners whose shares are registered in the name of a nominee, such as a brokerage firm or securities depository, may not participate in the Plan, unless such shares are transferred into the name of the beneficial owner.

5.       How does an eligible shareholder become a participant in the Plan?

         Any eligible shareholder may join the Plan at any time by completing and signing the authorization form included with this Prospectus and returning it to Fulton Financial Corporation. Additional authorization forms may be obtained at any time from Fulton Financial Corporation. An authorization form must be received at least two (2) business days before a dividend record date for dividends to begin to be reinvested upon payment of that dividend.

6. Must a shareholder authorize dividend reinvestment on a minimum number of shares?

         No, there is no minimum number of shares required for participation in the Plan.

7. May a shareholder participate in the Plan with less than all of his or her shares?

         Yes, a shareholder may participate in the Plan with respect to all or any portion of his or her shares. A shareholder who wishes to participate with a portion of his or her shares may elect to: (i) have the dividends reinvested on a fixed percentage of shares, (ii) have the dividends reinvested on a fixed number of shares, or (iii) have a fixed dollar amount of cash dividends reinvested.

8. May a shareholder deposit shares registered in his or her name with the Plan?

         There is no requirement that participants deposit the shares registered in their names in the Plan; however, participants may deposit currently held certificates for shares of Fulton Financial Corporation common stock with Fulton Bank for safekeeping. To do so, a participant should send the stock certificates, properly endorsed on the reverse side, to Fulton Bank with an authorization form requesting that the shares be added to the participant's dividend reinvestment account and the dividends thereon be reinvested in accordance with the Plan.

Optional Cash Payments
----------------------

9.       Who is eligible to make optional cash payments?

         Only participants who have elected to have dividends reinvested under the Plan may make optional cash payments, which will be used for the purchase of additional shares of common stock in accordance with the Plan.

10.      What are the limits on optional cash payments?

         Participants may make optional cash payments as often as once a month. The minimum optional cash payment is $25.00 per month, and the maximum optional cash payment is $5,000.00 per month. The same amount of optional cash payments need not be made each month, and there is no obligation to make optional cash payments after a participant is enrolled in the Plan.

11.      How are optional cash payments made?

         Participants who wish to make an optional cash payment should forward a check or money order payable to Fulton Bank for the amount of the optional cash payment, with an authorization form when enrolling, or thereafter, with the payment form attached to each statement of account. Optional cash payments must be received by Fulton Bank at least five (5) business days before the applicable investment date to be invested for that month. No interest will be paid on optional cash payments held by Fulton Bank. Participants may request that optional cash payments be returned to them prior to investment, provided that the request is received by Fulton Bank at least five (5) business days before the next applicable investment date.

Purchases
---------

12.      How are shares of common stock acquired under the Plan?

         Fulton Bank, as the Plan agent, will pool all of the reinvested dividends and optional cash payments to purchase shares of Fulton Financial Corporation common stock for the accounts of the Plan's participants. Each participant's account will be credited with a pro rata share (computed to four decimal places) of such purchased shares. Fulton Bank will purchase shares either directly from Fulton Financial Corporation or on the open market, or by a combination of the foregoing, at the direction of Fulton Financial Corporation. Shares purchased from Fulton Financial Corporation may be authorized but unissued shares or treasury shares.

13.      When will shares of common stock be purchased under the Plan?

         Purchases of shares of common stock from Fulton Financial Corporation will be made as of the investment date, which will be the dividend payment date during a month in which a dividend is paid, and in any other month will be the fifteenth day of such month. If, however, the investment date falls on a date which is not a trading day, the next trading day will be the investment date. Purchases of shares of common stock on the open market will be made as soon as reasonably possible after the applicable investment date, but not more than thirty (30) days after such date.

14.      What will be the price of stock purchased under the Plan?

         For shares of common stock purchased directly from Fulton Financial Corporation by Fulton Bank, the purchase price will be the fair market value of the stock as of the applicable investment date. During the time that Fulton Financial Corporation common stock is listed on the NASDAQ National Market System, the fair market value will be the average of the highest and lowest trading price for the stock on the applicable investment date. For purchases of shares of common stock on the open market, the purchase price will be the average of the prices actually paid for the shares (including brokerage commissions, if any) at the time such purchases are made.

15.      How many shares will be purchased for participants?

         The number of shares that will be purchased for each participant will depend on the amount of dividends to be reinvested for the participant and the optional cash payments, if any, received from the participant.

16. Will dividends on shares in participants' accounts be used to purchase shares?

         Yes, dividends subsequently paid on shares which have been purchased under the Plan will also be used to purchase Fulton Financial Corporation common stock, thereby compounding each participant's investment. Fractional shares held under the Plan for a participant's account will receive dividends in the same way as a whole share, but in proportion to the size of the fractional share.

17. Are there any expenses to participants in connection with purchases under the Plan?

         Fulton Financial Corporation will pay all costs of administration of the Plan. No brokerage fees will be charged to participants in connection with the purchase of stock from Fulton Financial Corporation, but participants will be charged the actual cost (including any brokerage commissions, if any) of all shares purchased on the open market.

Reports to Participants
-----------------------

18.      What reports will be sent to participants in the Plan?

         Each participant will receive periodic statements of account showing the amount of dividends and optional cash payments, if any, invested; the taxes withheld, if any; the net amount invested; the number of shares purchased; the price per share; and the total number of shares accumulated under the Plan. These statements are records of the participant's transactions under the Plan and should be retained for income tax purposes. In addition, each participant will continue to receive copies of the same communications sent to all other holders of Fulton Financial Corporation common stock, including quarterly reports and annual reports to shareholders, a notice of the annual meeting and proxy statement, and Internal Revenue Service information for reporting dividend income received.

Voting Rights
-------------

19.      How will a participant's shares be voted at meetings of shareholders?

         For each meeting of shareholders of Fulton Financial Corporation, each participant in the Plan will receive a proxy which will enable him or her to vote shares registered in his or her name as well as whole shares credited to his or her Plan account. The shares held by the Plan for the account of a participant who does not return a proxy will not be voted.

Federal Income Tax Information
------------------------------

20. What are the federal income tax consequences of participating in the Plan?

         For federal income tax purposes, a participant in the Plan will be treated as having received, on the dividend payment date, in addition to any tax withheld by Fulton Financial Corporation in connection with the dividend payment, a dividend in an amount equal to the number of shares of common stock of Fulton Financial Corporation acquired for the participant's account with reinvested dividends, multiplied by the price per share at which such shares were acquired, as reported on the periodic statement of account delivered to each participant. The per share tax basis of shares acquired by a participant under the Plan, whether pursuant to reinvested dividends or optional cash payments, will be the price per share as reported on the periodic statement of account delivered to each participant after each applicable investment date.

         The holding period for shares acquired pursuant to the Plan will begin on the day after the date the shares are acquired for a participant's account. In the case of any participant as to whom federal income tax withholding on dividends is required, and in the case of a foreign participant whose taxable income under the Plan is subject to federal income tax withholding, dividends will be reinvested net of the amount of tax withheld under applicable law.

         A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant's account, either upon the participant's withdrawal of those shares from the Plan or upon termination of participation in the Plan. A participant who sells or exchanges shares previously received from the Plan, or who directs Fulton Bank to sell his or her Plan shares, may, however, recognize gain or loss. A participant will recognize gain or loss upon the receipt of a cash payment for a fractional share credited to the participant's account upon termination of participation in the Plan. The amount of gain or loss in either case will be the difference between the amount the participant receives for the shares or fractional share and the participant's tax basis in such shares or fractional share.

         The foregoing summary is based upon an interpretation of current federal income tax law; however, participants should consult their own tax advisors to determine particular tax consequences, including state tax consequences, which may result from participation in the Plan, and any subsequent disposal of shares acquired pursuant to the Plan.

Withdrawal of Shares from Plan Accounts
---------------------------------------

21.      How may a participant withdraw shares purchased under the Plan?

         A participant may withdraw all or a portion of the whole shares of common stock credited to his or her account by notifying Fulton Bank in writing to that effect and specifying in the notice the number of shares to be withdrawn. Certificates for whole shares of common stock so withdrawn will be registered in the name of the participant and issued to the participant. Certificates for fractional shares will not be issued under any circumstances. Any notice of withdrawal received less than five (5) business days prior to a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the participant's account.

         Dividends on shares withdrawn from a participant's account will continue to be reinvested unless the participant otherwise notifies Fulton Bank in writing. A participant who withdraws all of the whole and fractional shares from his or her account will be deemed to have terminated participation in the Plan.

22.      May a participant elect to have the withdrawn shares sold?

         Yes, a participant may request Fulton Bank to sell the shares being withdrawn from his or her account under the Plan. Participants should specify in their notice of withdrawal the number of shares to be sold. Fulton Bank will execute a sale order for such shares within fifteen (15) days of receipt of the notice, and will deliver to the participant a check for the proceeds of the sale, less any brokerage commissions, applicable withholding taxes and transfer taxes incurred in connection with the sale. Fulton Bank has the right to charge a service fee, which is currently set at $35.00, for selling shares on behalf of a participant. The service fee will also be deducted from the sale proceeds payable to the participant. A request for shares to be sold must be signed by all persons in whose name the account appears, with signatures guaranteed.

Termination of Participation
----------------------------

23.      How does a participant terminate participation in the Plan?

         A participant may terminate his or her participation in the Plan at any time by sending written notice to Fulton Bank. When a participant terminates his or her participation in the Plan, Fulton Bank will deliver to the participant certificates for whole shares credited to the participant's account under the Plan, a check representing any uninvested dividends and optional cash payments, and a check in lieu of the issuance of a fractional share, based on the then current market price for Fulton Financial Corporation common stock.

24.      May a participant request shares to be sold?

         Yes, a participant who is terminating participation in the Plan may request in writing that all of the shares in his or her account, both whole and fractional, be sold. Such a request must be signed by each person in whose name the Plan account appears, with signatures guaranteed. If such a sale is requested, Fulton Bank will execute a sale order through a broker within fifteen
(15) days after receiving the request. Fulton Bank will forward to the participant a check for the proceeds of the sale, less any brokerage commissions, applicable withholding taxes and transfer taxes incurred. Fulton Bank has the right to charge a service fee for selling shares on behalf of a participant. The service fee currently charged by Fulton Bank for selling shares on behalf of a participant is $35.00, which will also be deducted from the sale proceeds payable to the participant.

Certificates for Shares
-----------------------

25. Will certificates automatically be issued for shares purchased under the Plan?

         No, certificates for shares purchased for a participant's account under the Plan will not automatically be issued. However, a certificate will be issued if a participant withdraws shares from his or her account under the Plan or terminates his or her participation in the Plan, unless the participant requests such shares to be sold on his or her behalf by Fulton Bank.

26. In whose name will shares be registered when certificates are issued to participants?

         Certificates will be issued in the name or names that appear on the participant's account under the Plan. If a participant requests a certificate to be registered in a name other than that shown on the account, the request must be signed by all persons in whose names the account appears.

Other Information
-----------------

27. May a participant pledge shares held under the Plan or transfer rights under the Plan?

         No, shares credited to a participant's account under the Plan may not be pledged or assigned, nor may any rights under the Plan be transferred, pledged or assigned, and any such purported pledge, assignment or transfer shall be void. A participant who wishes to pledge or assign his or her shares must withdraw such shares from the Plan.

28. What happens if a participant sells or transfers all of the shares of common stock registered in his or her name?

         A participant who no longer has shares of Fulton Financial Corporation common stock registered in his or her name may continue to participate in the Plan as long as Fulton Bank holds shares for the participant's account under the Plan.

29. What happens if Fulton Financial Corporation declares a stock dividend or a stock split?

         If Fulton Financial Corporation declares a stock dividend or effects a stock split, any shares resulting from such stock dividend or stock split with respect to common stock in a participant's account will be credited to such account. In the event of any change in the common stock of Fulton Financial Corporation subject to the Plan as a result of a stock split, reverse stock split, stock dividend or other similar transaction, the number of shares subject to the Plan shall be appropriately adjusted.

30.      May the Plan be modified or terminated?

         Fulton Financial Corporation reserves the right to suspend or terminate the Plan at any time, or to make modifications to the Plan. Participants will receive prior notice of any suspension, termination or material modification of the Plan. Fulton Financial Corporation also reserves the right to terminate any shareholder's participation in the Plan at any time. Fulton Financial Corporation may adopt rules and regulations at any time to facilitate the administration of the Plan.

31. What are the responsibilities of Fulton Financial Corporation and Fulton Bank under the Plan?

         Fulton Financial Corporation and Fulton Bank, in administering the Plan, shall not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability (i) arising out of failure to terminate a participant's account upon such participant's death, and (ii) with respect to the prices at which shares are purchased or sold, the times when purchases or sales are made, the manner in which purchases or sales are made, the decision whether to purchase shares on the open market or from Fulton Financial Corporation, and fluctuations in the fair market value of the common stock.


                                USE OF PROCEEDS

         Fulton Financial Corporation is unable to predict the number of shares of common stock that will be purchased from it under the Plan or the prices at which such shares will be purchased. The net proceeds to Fulton Financial Corporation from the sale of stock offered hereby will provide additional equity capital to Fulton Financial Corporation to support its growth and the growth of its subsidiaries.

                                    EXPERTS

         The consolidated financial statements of Fulton Financial Corporation incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


                                LEGAL OPINIONS

         Barley, Snyder, Senft & Cohen, LLP, 126 East King Street, Lancaster, Pennsylvania 17602, general counsel to Fulton Financial Corporation, will pass upon the validity of the common stock offered pursuant to the Plan, certain tax matters in connection with the Plan, and certain other legal matters. John O. Shirk, a director of Fulton Financial Corporation, is a partner in such firm. As of November 15, 1996, the partners, counsel and associates of Barley, Snyder, Senft & Cohen, LLP, owned beneficially in the aggregate 24,721 shares of Fulton Financial Corporation common stock.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
          -------------------------------------------

      The following table sets forth the estimated expenses to be incurred by Fulton Financial Corporation in connection with the issuance and distribution of the shares being registered:

                           Registration Fee                   $  7,727
                           Printing Expenses                    10,000
                           Miscellaneous Expenses                  200
                                                              --------

                                                     TOTAL    $ 17,927
                                                              --------


Item 15.  Indemnification of Directors and Officers.
          -----------------------------------------

      Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (BCL), 15 Pa. C.S. ss.ss. 1741-50, provides that a business corporation shall have the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding. A copy of Subchapter D of Chapter 17 of the BCL is attached as
Exhibit 99(d) to this Registration Statement.

      Article V of the Bylaws of Fulton Financial Corporation provides for the indemnification of its directors, officers, employees and agents in accordance with, and to the maximum extent permitted by, the provisions of Subchapter D of Chapter 17 of the BCL. Article V of the Bylaws of Fulton Financial Corporation, as set forth in Exhibit 3(b) to this Registration Statement, is hereby incorporated by reference in response to this Item 15.

      Fulton Financial Corporation has purchased insurance to indemnify its directors, officers, employees and agents under certain circumstances.

      For disclosure concerning the position of the Securities and Exchange Commission on indemnification for liabilities arising under the Securities Act of 1933, see the Section in the Prospectus (which is included in Part I of this Registration Statement) entitled INFORMATION CONCERNING FULTON FINANCIAL CORPORATION AND DESCRIPTION OF FFC COMMON STOCK -- Indemnification.

Item 16.  Exhibits.
          --------
      The following exhibits are filed as part of this Registration Statement:

         Exhibit
         Number        Description
         ------        -----------
         4(a)          Articles of Incorporation of Fulton Financial Corporation

         4(b)          Bylaws of Fulton Financial Corporation

         4(c)          Rights Agreement dated June 20, 1989

         5             Opinion of Barley, Snyder, Senft & Cohen, LLP,
                       re: legality

         8             Opinion re: tax matters (contained in Exhibit 5)

         23(a)         Consent of Arthur Andersen LLP

         23(b)         Consent of Barley, Snyder, Senft & Cohen, LLP

Item 17.  Undertakings.
          ------------

      1.  The undersigned registrant hereby undertakes as follows:

          (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(A)(i) and (1)(A)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania on March 18, 1997.

                                            FULTON FINANCIAL CORPORATION

Attest:/s/William R. Colmery                By:/s/Rufus A. Fulton, Jr.
       -------------------------            ----------------------------------
         William R. Colmery,                   Rufus A. Fulton, Jr., President
         Secretary                             and Chief Executive Officer

(Corporate Seal)

      Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                         Capacity                     Date
                  ---------                         --------                     ----

/s/Jeffrey G. Albertson                             Director               March 18, 1997
-------------------------------------
       (Jeffrey G. Albertson)

/s/James R. Argires                                 Director               March 18, 1997
-------------------------------------
         (James R. Argires)

                                                    Director               March 18, 1997
-------------------------------------
       (Donald M. Bowman, Jr.)

                                                    Director               March 18, 1997
-------------------------------------
       (Thomas D. Caldwell, Jr.)
                                                                           March 18, 1997
/s/Beth Ann L. Chivinski                         Vice President
-------------------------------------            and Controller
         (Beth Ann L. Chivinski)              (Principal Accounting
                                                    Officer)


/s/Harold D, Chubb                                  Director               March 18, 1997
--------------------------------------
            (Harold D. Chubb)

                                                    Director               March 18, 1997
--------------------------------------
         (William H. Clark, Jr.)

/s/Frederick B. Fichthorn                           Director               March 18, 1997
--------------------------------------
        (Frederick B. Fichthorn)

/s/Patrick J. Freer                                 Director               March 18, 1997
--------------------------------------
          (Patrick J. Freer)


                  Signature                         Capacity                     Date
                  ---------                         --------                     ----

/s/Rufus A. Fulton, Jr.                         President, Chief           March 18, 1997
--------------------------------------        Executive Officer and
        (Rufus A. Fulton, Jr.)                      Director
                                              (Principal Executive
                                                    Officer)

/s/Eugene H. Gardner                                Director               March 18, 1997
---------------------------------------
          (Eugene H. Gardner)


/s/Robert D. Garner                           Chairman of the Board        March 18, 1997
---------------------------------------           and Director
          (Robert D. Garner)

/s/Daniel M. Heisey                                 Director               March 18, 1997
---------------------------------------
          (Daniel M. Heisey)

/s/J. Robert Hess                                   Director               March 18, 1997
---------------------------------------
           (J. Robert Hess)

/s/Carolyn R. Holleran                              Director               March 18, 1997
---------------------------------------
         (Carolyn R. Holleran)

/s/Clyde W. Horst                                   Director               March 18, 1997
---------------------------------------
           (Clyde W. Horst)

/s/Samuel H. Jones, Jr.                             Director               March 18, 1997
---------------------------------------
        (Samuel H. Jones, Jr.)

/s/Bernard J. Metz, Sr.                             Director               March 18, 1997
---------------------------------------
        (Bernard J. Metz, Sr.)

/s/Charles J. Nugent                             Executive Vice            March 18, 1997
---------------------------------------        President and Chief
          (Charles J. Nugent)                   Financial Officer
                                              (Principal Financial
                                                    Officer)

/s/Arthur M. Peters, Jr.                            Director               March 18, 1997
---------------------------------------
        (Arthur M. Peters, Jr.)

/s/Stuart H. Raub, Jr.                              Director               March 18, 1997
---------------------------------------
         (Stuart H. Raub, Jr.)

/s/Donald E. Ruhl                                   Director               March 18, 1997
---------------------------------------
           (Donald E. Ruhl)

/s/William E. Rusling                               Director               March 18, 1997
---------------------------------------
         (William E. Rusling)

                  Signature                         Capacity                     Date
                  ---------                         --------                     ----

/s/Mary Ann Russell                                 Director               March 18, 1997
---------------------------------------
         (Mary Ann Russell)

/s/John O. Shirk                                    Director               March 18, 1997
---------------------------------------
           (John O. Shirk)

                                                 Executive Vice            March 18, 1997
---------------------------------------            President
           (R. Scott Smith)

/s/James K. Sperry                               Executive Vice            March 18, 1997
---------------------------------------           President and
            (James K. Sperry)                       Director

                                                    Director               March 18, 1997
---------------------------------------
         (Kenneth G. Stoudt)

                                  EXHIBIT INDEX

                                Required Exhibits
                                -----------------

Number   Title
------   -----

4(a)     Articles of Incorporation of Fulton Financial Corporation --
         Incorporated by reference to Exhibit 19(a) of the Fulton Financial
         Corporation Quarterly Report on Form 10-Q for the quarter ended
         March 31, 1990

4(b)     Bylaws of Fulton Financial Corporation -- Incorporated by reference to
         Exhibit 19(a) of the Fulton Financial Corporation Quarterly Report on
         Form 10-Q for the quarter ended March 31, 1990

4(c)     Rights Agreement dated June 20, 1989 between Fulton Financial
         Corporation and Fulton Bank -- Incorporated by reference to Exhibit 1 of Fulton Financial Corporation Current Report on Form 8-K dated
         June 21, 1989

5        Opinion of Barley, Snyder, Senft & Cohen, LLP
         re: legality

8        Opinion re: tax matters (contained in Exhibit 5)

23(a)    Consent of Arthur Andersen LLP

23(b)    Consent of Barley, Snyder, Senft & Cohen, LLP
